EXHIBIT 99.1

News Release: IMMEDIATE RELEASE
For further information contact:

Susan Matthews, Media	317.590.3202
Suzie Singer, Corporate Communications	812.376.1917

IRWIN FINANCIAL CORPORATION ANNOUNCES STEPS TO STRENGTHEN CAPITAL
AND UPDATES HOME EQUITY ASSET TRANSACTION

(Columbus, IN, October 1, 2008) Today, Irwin Financial Corporation (NYSE:IFC) announced plans to strengthen its capital base. "We are planning on raising approximately $50 million of new capital to help assure that our subsidiary banks continue to maintain sufficient capital to meet regulatory standards and to address credit exposures in the current and continuing economic weakness while we complete our strategic restructuring to refocus the Corporation on small business and community banking," said Will Miller, the Chairman and CEO. "We are asking our shareholders to authorize an increase in the amount of common stock the Corporation can issue. With the flexibility this will provide, we intend to raise new capital through an offering to our existing shareholders of rights to purchase additional common stock. We are in discussions with several investors who have expressed an interest in making a commitment to purchase common stock if not purchased by our shareholders in the rights offering. The exact timing and terms, including the size of this standby commitment, have not yet been determined. We are also exploring the possibility of exchanging some of our outstanding trust preferred securities for common stock in order to increase our core (or Tier 1) capital, thus strengthening the composition of our capital base.

"The previously announced agreement to transfer mortgage servicing rights to Roosevelt Management Company associated with the sale of home equity residuals was not approved on time by the third parties whose consent to the transfer was required," Mr. Miller continued. "This resulted in the rescission of the residuals sale agreement. The rescission means we will retain the related home equity loans of approximately $1 billion that were on our balance sheet as of June 30. Due to their securitization structures, the net loss exposure on these loans is limited to less than $100 million pretax. The amount of pretax exit costs that we otherwise would have incurred in the third quarter will be significantly lower as well. The rescission does not effect the securitization with Roosevelt of approximately $275 million of loans during the third quarter; the retained risk on those loans remains unchanged. Through August, the delinquency trends in the home equity portfolio continue to exhibit expected weakness due to current economic conditions, but are in a similar range as we reported as of June 30.

"We remain committed to our strategic restructuring to refocus the Corporation on small business and community banking," Mr. Miller noted. "The new capital will provide additional protection from potential deterioration in our home equity and commercial real estate loan portfolios during this time of financial market and economic uncertainty. We completed our sale of small ticket leasing operations in the third quarter. The home equity business has been downsized to a servicing-only platform consistent with our liquidating portfolio strategy. We expect to have smaller exit costs in a liquidating portfolio than we would have had in an asset sale. Each of these actions will support our return to profitability.

"An important part of our strategy to maintain liquidity and remain well-capitalized has been active balance sheet management. Reflecting our completed sales of nearly $750 million of small ticket leasing assets, our balance sheet has been reduced over 10% in the third quarter to provide more flexibility in this difficult environment.

"Going forward, we will remain focused on returning to profitability, serving all of our stakeholders well, and completing our strategic restructuring," Mr. Miller concluded.

Irwin Financial expects to release its third quarter 2008 results and pro forma results that reflect the effect of these transactions when it files its next Form 10-Q.

This press release does not constitute or form a part of any offer to sell, or solicitation of an offer to purchase or exchange, securities in any jurisdiction in which such offer, solicitation or sale is unlawful. Securities may not be offered or sold absent registration under the Securities Act of 1933 or any applicable state laws or pursuant to an applicable exemption from the registration requirements of the Securities Act or applicable state laws.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation provides a broad range of banking services to small businesses and consumers in selected markets.

About Forward-Looking Statements

This press release contains forward-looking statements that are based on management's expectations, estimates, projections, and assumptions. These statements and estimates include but are not limited to projections of financial performance, profitability, business strategies and future activities. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Words that convey our beliefs, views, expectations, assumptions, estimates, forecasts, outlook and projections or similar language, or that indicate events we believe could, would, should, may or will occur (or might not occur) or are likely (or unlikely) to occur, and similar expressions, are intended to identify forward-looking statements, which may include, among other things, statements about:

  our efforts to raise capital and reduce our remaining home equity exposure;
  the effects of these efforts on our balance sheet, liquidity, capital and profitability;
  our expectations about remaining well-capitalized; and
  any other statements that are not historical facts.

We qualify any forward-looking statements entirely by these and the following cautionary factors.

Actual future results may differ materially from what is projected due to a variety of factors including: difficulties in raising capital and in the possible exchange of trust preferred securities for common stock, including the failure of shareholders to approve measures that would facilitate the Corporation's plans and the failure of a standby commitment for the capital raising; difficulty in obtaining the expected treatment for the restructuring transactions on our balance sheet; difficulty in further reducing the Corporation's home equity assets, including a failure to obtain the necessary regulatory approvals or third-party consents, higher than anticipated costs in removing the assets, or unanticipated regulatory constraints; potential deterioration or effects of general economic conditions, particularly in sectors relating to real estate and/or mortgage lending or small business-based manufacturing; fluctuations in housing prices; potential effects related to the Corporation's decision to suspend the payment of dividends on its common, preferred and trust preferred securities; potential changes in direction, volatility and relative movement (basis risk) of interest rates, which may affect consumer demand for our products and the management and success of our interest rate risk management strategies; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force; the relative profitability of our lending and deposit operations; the valuation and management of our portfolios, including the use of external and internal modeling assumptions we embed in the valuation of those portfolios and short-term swings in the valuation of such portfolios; borrowers' refinancing opportunities, which may affect the prepayment assumptions used in our valuation estimates and which may affect loan demand; unanticipated deterioration in the credit quality or collectability of our loan and lease assets, including deterioration resulting from the effects of natural disasters; difficulties in accurately estimating any future repurchases of residential mortgage or other loans or leases due to alleged violations of representations and warranties we made marketing sales or securitizations; unanticipated deterioration or changes in estimates of the carrying value of our other assets, including securities; difficulties in delivering products to the secondary market as planned; difficulties in expanding our business and obtaining or retaining deposit or other funding sources as needed, including the loss of public fund deposits should we become less than well-capitalized; competition from other financial service providers for experienced managers as well as for customers; changes in the value of our lines of business, subsidiaries, or companies in which we invest; changes in variable compensation plans related to the performance and valuation of lines of business where we tie compensation systems to line-of-business performance; unanticipated lawsuits or outcomes in litigation; legislative or regulatory changes, including changes in laws, rules or regulations that affect tax, consumer or commercial lending, corporate governance and disclosure requirements, and other laws, rules or regulations affecting the rights and responsibilities of our Corporation, bank or thrift; regulatory actions that impact our Corporation, bank or thrift; changes in the interpretation and application of regulatory capital or other rules; the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the final disposition of the remaining assets and obligations of lines of business we have exited or are exiting, including the mortgage banking segment, small-ticket commercial leasing, and home equity; or governmental changes in monetary or fiscal policies. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

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